Exhibit 99.4

FOR IMMEDIATE RELEASE                     For further information:

                                          Cynthia A. Bond
                                          Director, Investor Relations
                                          SFX Broadcasting, Inc.
                                          (212) 407-9126



      SFX BROADCASTING TO ACQUIRE ADDITIONAL FOUR RICHMOND FM STATIONS
                            FOR $37.5 MILLION

               Includes #1 Ranked Country Station WKHK(FM)

           NEW YORK, August 20, 1996 -- SFX Broadcasting, Inc. (NASDAQ: SFXBA) announced today that it has signed a binding agreement to acquire ABS Communications L.L.C. which will own four Richmond, Virginia FM radio stations, for a total consideration of $37.5 million. Through its investment in this L.L.C., SFX will acquire WVGO(FM) and WLEE(FM) for $14.5 million. Simultaneously with this acquisition, the SFX-owned L.L.C. will acquire WKHK(FM) and WBZU(FM) from Richmond-based ABS Communications for $23.0 million. SFX will enter into an LMA with these stations simultaneously with the acquisition of WVGO(FM) and WLEE(FM).

           Commenting on the transaction, Robert F.X. Sillerman, Executive Chairman of SFX Broadcasting, said, "We are extremely excited to be adding these four excellent FM stations to our number three revenue ranking station, WMXB, and to continue our corporate strategy of building strong clusters of stations within our markets. This new cluster of stations is a major leap forward for SFX in the Richmond market and, in total, will provide us with approximately a 41 percent revenue share. With five diverse but complementary formats we will be able to present an extremely attractive 'buy' to advertisers in this market. We are equally pleased that Ken Brown, the president of ABS, who has had an outstanding career in radio broadcasting, both as an entrepreneur and an operator, and Ed Conrad, ABS' chief financial officer, will be joining SFX to manage the Richmond station group. Additionally, they will continue to hold a small equity stake in this new group of stations. Ken and Ed's experience and expertise will be an invaluable addition."

           Richmond is the fifty-sixth largest metro market. Country-formatted WKHK(FM) is the number one ranking Richmond station, both in terms of revenue and audience share. WMXB(FM), which has an adult contemporary format, ranks fourth in terms of audience share, persons 25-54. In addition to the country and AC formats, the group currently consists of a modern rock station, a 70s rock station and an oldies station.

           Interstate/Johnson Lane Corporation of Charlotte, North Carolina acted as private placement agent and financial advisor to ABS for the transaction.



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           This transaction is subject to the approval of the Federal
Communications Commission.

           With the anticipated consummation of all previously announced transactions, SFX will own and operate or provide services to the following radio stations.

                   - list of stations follows -


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Houston, TX             Charlotte, NC          Tucson, AZ
   KKRW(FM)                WLYT(FM)               KWFM(FM)
   KODA(FM)                WTRD(FM)               KRQQ(FM)
   KQUE(FM)                                       KNST-AM
   KNUZ-AM              Raleigh, NC               KCEE-AM
                           WZZU(FM)
Wash., DC/Balt., MD        WTRG(FM)            Springfield/North, MA
   WHFS(FM)                WDCG(FM)               WHMP(FM)
                           WRDU(FM)               WPKX(FM)
San Diego, CA                                     WHMP-AM
   KPLN(FM)             Richmond, VA
   KYXY(FM)                WMXB(FM)            New Haven, CT
                           WVGO(FM)               WPLR(FM)
Providence, RI             WLEE(FM)               WYBC(FM)*
   WSNE(FM)                WKHK(FM)***
   WHJY(FM)                WBZU(FM)***         Daytona Beach, FL
   WHJJ(FM)                                       WGNE(FM)
                        Albany, NY
Hartford, CT               WGNA(FM)            Augusta, GA
   WHCN(FM)                WPYX(FM)               WCHZ(FM)*
   WMRQ(FM)                WYSR(FM)*
   WKSS(FM)                WGNA-AM             Jackson, MS
   WPOP-AM                 WTRY-AM                WKTF(FM)
                                                  WMSI(FM)
Greensboro, NC        Greenville-Spartanburg, SC  WSTZ(FM)*
   WMAG(FM)                WMYI(FM)               WJDX(FM)
   WHSL(FM)***             WSSL(FM)               WJDS-AM
   WTCK-AM                 WROQ(FM)               WZRX-AM
   WMFR-AM                 WGVL-AM
                                               Biloxi, MS
Nashville, TN           Witchita, KS              WKNN(FM)
   WSIX(FM)                KRZZ(FM)               WMJY(FM)
   WRVW(FM)                KKRD(FM)
                           KNSS-AM             Myrtle Beach, SC
Jacksonville, FL                                  WVCO(FM)***
   WFYV(FM)***                                    WYAK(FM)
   WAPE(FM)***                                    WMYB(FM)***
   WKQL(FM)
   WIVY(FM)
   WOKV-AM
   WPDQ-AM


*     Joint Selling Agreement (JSA)

**    JSA with option to buy

***   Local Marketing Agreement (LMA)

Under contract to be sold or swapped by SFX are the Texas State Networks, a group of regional radio networks; KRLD-AM and KTCK-AM in Dallas; WHFM(FM), WBAB(FM), WBLI(FM) and WGBB-AM in Long Island, NY; WVEZ(FM), WTFX(FM) and WWKY-AM in Louisville, KY; and KOLL(FM) in Little Rock, AR.


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